SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GENEREX BIOTECHNOLOGY CORPORATION

(Name of Registrant as Specified In Its Charter)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

GENEREX BIOTECHNOLOGY CORPORATION
33 Harbour Square
Suite 202
Toronto, Ontario, Canada M5J 2G2

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, JULY 28, 2010

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Generex Biotechnology Corporation ("Generex") that will be held on Wednesday, July 28, 2010, at 10:00 a.m. (local time), at the Terrence Donnelly Centre for Cellular and Biomolecular Research, University of Toronto, 160 College Street, Toronto, Ontario, Canada M5S 3E1, for the following purposes, as set forth in the accompanying Proxy Statement:

1.	To elect five directors;

2.
To approve an amendment to our Restated Certificate of Incorporation (i) to effect a reverse stock split of our common stock, at an exchange ratio of not less than 1-for-3 and not more than 1-for 10 at any time prior to July 27, 2011 (the ratio and timing of which will be subject to the discretion of the Board of Directors), and (ii) following the reverse stock split, to maintain the authorized shares of common stock at 750,000,000;

3.	To ratify the appointment of MSCM LLP as independent public accountants for the fiscal year ending July 31, 2010; and

4.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

The Board of Directors has established the close of business on June 3, 2010, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.  Generex is complying with the Securities and Exchange Commission rule that permits us to furnish proxy materials to stockholders on the Internet. This Notice and the Proxy Statement are being made available to stockholders on or about June [  ], 2010.

Your vote is very important. Whether or not you plan to attend the 2010 annual meeting of stockholders, we urge you to vote and to submit your proxy over the Internet, by telephone or by mail. If you are a registered stockholder and attend the meeting, you may revoke the proxy and vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy.

By order of the Board of Directors,

/s/ Rose C. Perri

Rose C. Perri
Secretary

June [  ], 2010

GENEREX BIOTECHNOLOGY CORPORATION
33 Harbour Square
Suite 202
Toronto, Ontario, Canada M5J 2G2

PROXY STATEMENT

TABLE OF CONTENTS

Page

About the 2010 Annual Meeting and Voting at the Meeting	1
Election of Directors (Item 1 on the Proxy Card)	5
Independence and Compensation of Directors	7
Director Independence	7
Non-Employee Directors’ Compensation	7
Corporate Governance	8
Code of Ethics	8
Board Meetings and Committees; Annual Meeting Attendance	8
Audit Committee	8
Compensation Committee	8
Corporate Governance and Nominating Committee	9
Director Nominations by Stockholders	9
Communications with Directors	10
Approval of an Amendment of the Restated Certificate of Incorporation to Effect a Reverse Stock Split and to Maintain the Authorized Shares of Common Stock at 750,000,000 (Item 2 on the Proxy Card)	10
Ratification of the Appointment of MSCM LLP as Generex’s Independent Public Accountants for Fiscal Year 2010 (Item 3 on the Proxy Card)	18
Audit Matters	19
Fees Paid to Generex’s Independent Public Accountants	19
Policy for Pre-Approval of Audit and Non-Audit Services	19
Report of the Audit Committee	20
Compensation Matters	21
Summary Compensation Table	21
Compensation Elements; Employment Agreements and Agreements Providing Payments Upon Retirement, Termination or Change in Control for Named Executives	22
Outstanding Equity Awards at 2009 Fiscal Year-End	23
Nonqualified Deferred Compensation	25
Other Benefit Plans	25
Certain Transactions	26
Change in Control	26
Certain Relationships and Related Transactions	26
Security Ownership of Certain Beneficial Owners and Management	27
Section 16(a) Beneficial Ownership Reporting Compliance	30
Other Information	30
Annual Report	30
Stockholder Proposals for the Next Annual Meeting	30
Appendix A – Form of Certificate of Amendment to Restated Certificate of Incorporation	A-1

i

ABOUT THE 2010 ANNUAL MEETING AND VOTING AT THE MEETING

Why am I being furnished this Proxy Statement?

This Proxy Statement is provided to the stockholders of Generex in connection with the solicitation by our Board of Directors of proxies for use at our annual meeting of stockholders to be held on Wednesday, July 28, 2010 at 10:00 a.m. (local time), at the Terrence Donnelly Centre for Cellular and Biomolecular Research, University of Toronto, 160 College Street, Toronto, Ontario, Canada M5S 3E1, and any adjournments or postponements thereof.  Generex’s Annual Report to Stockholders in respect of the fiscal year of Generex ended July 31, 2009, including financial statements, accompanies this Notice and Proxy Statement, but is not incorporated as part of the Proxy Statement and is not to be regarded as part of the proxy solicitation material.

What are the items of business for the meeting?

The items of business for the meeting are as follows:

•	To elect five directors;
•
To approve an approve an amendment to our Restated Certificate of Incorporation (i) ) to effect a reverse stock split of our common stock, at an exchange ratio of not less than 1-for-3 and not more than 1-for 10 at any time prior to July 27, 2011 (the ratio and timing of which will be subject to the discretion of the Board of Directors), and (ii) following the reverse stock split, to maintain the authorized shares of common stock at 750,000,000;

•	To ratify the appointment of MSCM LLP as our independent public accountants for the fiscal year ending July 31, 2010; and
•	To transact such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

Who is soliciting my proxy?

The Board of Directors is soliciting your proxy in order to provide you with an opportunity to vote on all matters scheduled to come before the meeting whether or not you attend the meeting in person.

What if I received in the mail a Notice of Internet Availability of Proxy Materials?

In accordance with rules adopted by the Securities and Exchange Commission (SEC), we are providing access to our proxy materials over the Internet. Accordingly, on or about June [  ], 2010, we are mailing to our record and beneficial stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials over the Internet. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of our proxy materials by mail unless you request one. You may request a printed copy of our proxy materials for the 2010 annual meeting.  If you wish to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice of Internet Availability of Proxy Materials.

Who is entitled to vote?

You may vote if you owned shares of Generex’s common stock as of the close of business on June 3, 2010, which is the record date.  You are entitled to one vote for each share of common stock that you own.  As of June 3, 2010, we had [             ] shares of common stock outstanding.

How do I vote before the meeting?

If you hold your shares in your own name as the stockholder of record, you have three options for voting and submitting your proxy before the meeting:

•	By Internet — We encourage you to vote and submit your proxy over the Internet at www.proxyvote.com.
•	By Telephone — You may vote and submit your proxy by calling 1-800-690-6903.
•	By Mail — If you received your proxy materials by mail, you may vote by completing, signing and returning the enclosed proxy card.

If you are a street-name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares.  Certain of these institutions offer telephone and Internet voting.  Please refer to the information forwarded by your bank, broker or other nominee to see which options are available to you.

What shares can I vote?

You may vote all shares owned by you as of the close of business on June 3, 2010, the record date.  These shares include:

•	Shares held directly in your name as the stockholder of record; and
•
Shares of which you are the beneficial owner but not the stockholder of record (typically referred to as being held in “street name”).  These are shares that are held for you through a broker, trustee or other nominee such as a bank.

May I vote at the meeting?

You may vote your shares at the meeting if you attend in person.  If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting.  Even if you plan to attend the meeting, we encourage you to vote your shares by proxy over the Internet, by telephone or by mail.

How do I revoke my proxy?

If you are the stockholder of record, you may revoke your proxy at any time before the polls close at the meeting.  You may change you vote by:

•	Signing another proxy card with a later date and returning it to us prior to the meeting.
•	Voting again over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on July 27, 2010.
•	Voting at the meeting if you are the stockholder of record.
•	Voting at the meeting if you are the beneficial owner and have obtained a legal proxy from your bank or broker.

Our principal executive offices are located at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2, and our telephone number is (416) 364-2551.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, vote by telephone, return your proxy, or vote by ballot at the 2010 annual meeting.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted.  Item 3, to ratify the appointment of MSCM LLP as our independent public accountants, is considered a routine matter. Item 1, to elect five directors, and Item 2, to approve the reverse stock split, are considered non-routine matters. Your brokerage firm cannot vote your shares with respect to Item 1 or Item 2 unless they receive your voting instructions. We encourage you to provide voting instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the 2010 annual meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

What if I return my proxy card but do not provide voting instructions?

Proxy cards that are signed and returned but do not contain instructions will be voted as follows:

•	FOR the election of the nominees for director named on page [5] of this proxy statement.
•
FOR the approval of an amendment to our Restated Certificate of Incorporation (i) to effect a reverse stock split of our common stock, at an exchange ratio of not less than 1-for-3 and not more than 1-for 10 at any time prior to July 27, 2011 (the ratio and timing of which will be subject to the discretion of the Board of Directors), and (ii) following the reverse stock split, to maintain the authorized shares of common stock at 750,000,000.

•	FOR the ratification of the appointment of MSCM LLP as our independent public accountants for the fiscal year ending July 31, 2010.

•	In accordance with the best judgment of the individuals named as proxies on the proxy card on any other matters properly brought before the meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or one proxy card?

Your shares are probably registered in more than one account.  You should vote all of your shares.  We encourage you to consolidate all of your accounts by registering them in the same name, social security number and address.  For assistance consolidating accounts where you are the stockholder of record, you may contact our transfer agent, StockTrans, at 1-800-733-1121.

May stockholders ask questions at the meeting?

Yes.  Generex representatives will answer stockholders’ questions of general interest at the end of the meeting.

How many votes must be present to hold the meeting?

In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of June 3, 2010 must be present in person or by proxy at the meeting.  This is referred to as a quorum.  Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail.  Shares voted by banks or brokers on behalf of beneficial owners are also counted as present at the meeting.  In addition, abstentions and broker non-votes will be counted for purposes of establishing a quorum with respect to any matter properly brought before the meeting.  Broker non-votes occur on a matter when a bank or broker is not permitted under applicable rules and regulations to vote on a matter without instruction from the beneficial owner of the underlying shares and no instruction has been given.

If a quorum is not present, we expect that the 2010 annual meeting will be adjourned until we obtain a quorum.

How many votes are needed for each proposal and how are the votes counted?

Election of Directors (Item 1 on the Proxy Card).  The five nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. Starting this year, if your shares are held by your broker in “street name” and if you do not vote your shares, or instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal and those votes will be counted as “broker non-votes.” If the broker does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered to be voting on the matter. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

Approval of an Amendment of the Restated Certificate of Incorporation to Effect a Reverse Stock Split and to Maintain the Authorized Shares of Common Stock at 750,000,000 (Item 2 on the Proxy Card).  To approve the reverse stock split proposal, stockholders holding a majority of the outstanding shares of Generex common stock must vote FOR the proposal. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm on this proposal and will have the same effect as a vote AGAINST the proposal. If you vote to ABSTAIN on this proposal, your shares will not be voted in favor of the proposal, will not be counted as votes cast or shares voting on the proposal, and will have the same effect as a vote AGAINST the proposal.

Ratification of the Appointment of MSCM LLP as Generex’s Independent Public Accountants for Fiscal Year 2010 (Item 3 on the Proxy Card).  To ratify the appointment of MSCM LLP as our independent public accounts for fiscal year 2010, a majority of the votes cast by stockholders present in person or by proxy and voting on the matter must vote FOR the proposal.  If your shares are held by your broker in “street name,” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm on this proposal.  If the broker does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered to be voting on the matter. If you vote to ABSTAIN on this proposal, your shares will not be voted in favor of the proposal, will not be counted as votes cast or shares voting on the proposal, and will have no effect on the vote.

Any other proposal that might properly come before the meeting will require the affirmative vote of the holders of a majority of the shares of commons stock present in person or by proxy at the meeting in order to be approved.  On any such proposal, abstentions will be counted as negative votes in the tabulation of the votes cast by stockholders.  Broker non-votes will not be counted in the tabulation of the votes cast on the proposal but will be counted for purposes of establishing a quorum.

How will proxies be voted on other items or matters that properly come before the meeting?

If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Is Generex aware of any other item of business that will be presented at the meeting?

The Board of Directors does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly brought before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Where do I find the voting results of the 2010 annual meeting?

We will report the voting results in a Form 8-K within four business days after the end of the 2010 annual meeting.

Who bears the costs of soliciting these proxies?

We will bear the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers, and employees may solicit proxies by telephone, e-mail, and in person, without additional compensation. We reserve the right to retain other outside agencies for the purpose of soliciting proxies. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

Will the directors be in attendance at the meeting?

We currently expect all of our director nominees to be in attendance at the 2010 annual meeting of stockholders.  It has been customary for our directors to attend our annual meetings of stockholders.  All of the director nominees attended the 2009 annual meeting of stockholders.

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

How many directors will be elected at the meeting?

Five directors are to be elected at the annual meeting of stockholders.

What is the term of office for each director elected at the meeting?

All directors will be elected to hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified.

Who are the nominees for election as directors?

The persons named below have been approved by our full Board of Directors as nominees for election as directors.  All nominees currently serve as our directors

Name	Age	Position Held with Generex	Director Since

Anna E. Gluskin	58	Chairperson, President, Chief Executive Officer and Director	September 1997

Rose C. Perri	42	Chief Operating Officer, Chief Financial Officer, Treasurer, Secretary and Director	September 1997

John P. Barratt	65	Independent Director	March 2003

Brian T. McGee	49	Independent Director	March 2004

Nola E. Masterson	62	Independent Director	May 2007

Biographical Information of Nominees for Directors:

Anna E. Gluskin: Director since September 1997. Ms. Gluskin has served as the President and Chief Executive Officer of Generex since October 1997 and the Chairperson of the Generex Board of Directors since November 2002. She held comparable positions with Generex Pharmaceuticals Inc. from its formation in 1995 until its acquisition by Generex in October 1997. Ms. Gluskin is one of the founders of Generex.

Rose C. Perri. Director since September 1997. Ms. Perri has served as Treasurer and Secretary of Generex since October 1997 and as Chief Operating Officer since August 1998. She served as Acting Chief Financial Officer from November 2002 until April 2005 when she was appointed Chief Financial Officer. She was an officer of Generex Pharmaceuticals Inc. from its formation in 1995 until its acquisition by Generex in October 1997. Along with Ms. Gluskin, Ms. Perri is one of the founders of Generex.

John P. Barratt. Independent Director since March 2003. Mr. Barratt is currently the Chairman of the Generex Compensation Committee and a member of the Generex Audit Committee and Corporate Governance and Nominating Committee. Mr. Barratt served as the Board Liaison Officer of The Caldwell Partners International from July 2006 until May 2009. From April 2005 to July 2006, Mr. Barratt served as Chief Operating Officer of The Caldwell Partners International. The Caldwell Partners International is a Canadian-based human capital professional services company. Mr. Barratt from January 2002 until February 2007 served as the court-appointed Responsible Person and Liquidation Manager of Beyond.com Corporation, Debtor-in-Possession, a U.S. Chapter 11 Bankruptcy case, in which capacity Mr. Barratt reported to the bankruptcy court and to the U.S. Trustee’s Office. From September 2000 to January 2002, Mr. Barratt acted in the capacity of Chief Operating Officer of Beyond.com Corporation, an electronic fulfillment provider. Between 1996 and 2000, Mr. Barratt was partner-in-residence with the Quorum Group of Companies, an international investment partnership specializing in providing debt and/or equity capital coupled with strategic direction to emerging technology companies. Between 1988 and 1995, Mr. Barratt held a number of positions with Coscan Development Corporation, a real estate development company, the last position of which was Executive Vice-President and Chief Operating Officer. Mr. Barratt currently serves on a number of Boards of Directors, including Brookfield Investments Corporation and BAM Split Corporation, and is a member of the Board of Directors and Chairman of the Risk Policy Committee of the Bank of China (Canada). Mr. Barratt also serves as Chairman of the Independent Review Committees of BAM Split Corp. and Brookfield Investment Funds Management Inc. In addition, Mr. Barratt is a member of the Advisory Board and also served as interim Chief Financial Officer of Crystal Fountains Inc from September 2008 to May 2009.

Brian T. McGee. Independent Director since March 2004. Mr. McGee is currently the Chairman of the Generex Audit Committee and a member of the Generex Compensation Committee and Corporate Governance and Nominating Committee. Mr. McGee has been a partner of Zeifmans LLP ("Zeifmans") since 1995. Mr. McGee began working at Zeifmans shortly after receiving a B.A. degree in Commerce from the University of Toronto in 1985. Zeifmans is a Chartered Accounting firm based in Toronto, Ontario. A significant element of Zeifmans’ business is public corporation accounting and auditing. Mr. McGee is a Chartered Accountant. Throughout his career, Mr. McGee has focused on, among other areas, public corporation accounting and auditing. In 1992, Mr. McGee completed courses focused on International Taxation and Corporation Reorganizations at the Canadian Institute of Chartered Accountants and in 2003, Mr. McGee completed corporate governance courses on compensation and audit committees at Harvard Business School. In April 2004 Mr. McGee received his CPA designation from The American Institute of Certified Public Accountants.

Nola E. Masterson. Independent Director since May 2007. Ms. Masterson is currently a Chairperson of the Generex Corporate Governance and Nominating Committee and a member of the Generex Audit Committee and Compensation Committee. Since 1982, she has been the chief executive officer of Science Futures Inc., an investment and advisory firm. Ms. Masterson is currently Managing Member and General Partner of Science Futures LLC, I, II and III, which are venture capital funds invested in life science funds and companies. She also serves as a Senior Advisor to TVM Techno Venture Management, an international venture capital company, and as Chairperson of the Board of Directors of Repros Therapeutics Inc., a development stage biopharmaceutical company formerly known as Zonagen, Inc. (currently trading on The NASDAQ Global Market under the symbol “RPRX”). Ms. Masterson was the first biotechnology analyst on Wall Street, working with Drexel Burnham Lambert and Merrill Lynch, and is a co-founder of Sequenom, Inc., a genetic analysis company located in San Diego and Hamburg, Germany. She also started the BioTech Meeting in Laguna Nigel, CA, the annual Biopharmaceutical Conference in Europe, and was nominated to the 100 Irish American Business List in 2003. Ms. Masterson began her career at Ames Company, a division of Bayer, and spent eight years at Millipore Corporation in sales and sales management. Ms. Masterson has 31 years of experience in the life science industry. She received her Masters in Biological Sciences from George Washington University, and continued Ph.D. work at the University of Florida.

Are there any family relationships among Generex’s officers and directors?

There are no family relationships among our officers and directors.

What if a nominee is unable or unwilling to serve?

If, for any reason, any of the nominees shall become unavailable for election, the shares represented by proxies may be voted for any substitutes proposed by the Corporate Governance and Nominating Committee and approved by the Board of Directors.  At this time, the Board of Directors knows of no reason why any of the nominees might be unavailable to serve.

What if I return my proxy card but do not provide voting instructions with respect to the election of directors?

The individuals named in the accompanying proxy intend to vote all proxies received by them for the nominees listed above unless otherwise instructed.

What if I do not wish to vote for a particular nominee?

If you do not wish your shares to be voted for any of the nominees, you may so indicate.

How does the Board of Directors recommend that I vote?

We recommend that you vote For the election of each of the five nominees named in this proxy statement to the Board of Directors.

INDEPENDENCE AND COMPENSATION OF DIRECTORS

Director Independence

The Board of Directors currently consists of five members, three of whom are “independent” as defined under applicable rules of the SEC and The NASDAQ Stock Market LLC. The three independent members of the Board of Directors are John P. Barratt, Brian T. McGee and Nola E. Masterson.

For a director to be considered independent, the Board must determine that the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

All members of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee must be independent directors under NASDAQ rules. Members of the Audit Committee also must satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation. In addition, under SEC rules, an Audit Committee member who is an affiliate of the issuer (other than through service as a director) cannot be deemed to be independent.

Non-Employee Directors' Compensation

In fiscal 2009 our policy for compensation of non-employee directors was as follows.

•
Nonemployee directors receive an annual cash base retainer. Each nonemployee director serving on the Board of Directors as of May 27, 2008 is entitled to an annual cash retainer of $40,000. Each new nonemployee directors will initially receive a cash retainer of $20,000, increasing to $30,000 for the second year, and $40,000 thereafter.

•
At the discretion of the full Board of Directors, nonemployee directors may receive stock options to purchase shares of our common stock or shares of restricted stock each fiscal year. The number and terms of such options or shares is within the discretion of the full Board of Directors.

•	Nonemployee directors serving on committees of the Board of Directors receive additional cash compensation as follows:

Committee	Chairperson	Member
Audit Committee	$15,000	$5,000
Compensation Committee	$15,000	$5,000
Governance & Nominating Committee	$5,000	$2,000

Directors who are officers or employees of Generex do not receive separate consideration for their service on the Board of Directors. The compensation received by Ms. Gluskin and Ms. Perri as employees of Generex is show in the Summary Compensation Table above.

Fiscal Year 2009 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	All Other Compensation	Total
John P. Barratt	$62,000	$0	$0	$0	$62,000
Nola E. Masterson	$55,000	$0	$0	$0	$55,000
Brian T. McGee	$62,000	$0	$0	$0	$62,000

(1)
As of July 31, 2008, the aggregate number of shares underlying stock awards granted to each non-employee director was as follows: Mr. Barratt (150,000), Ms. Masterson (100,000) and Mr. McGee (150,000).

(2)	As of July 31, 2009, the aggregate number of stock options held by each non-employee director was as follows: Mr. Barratt (275,714) and Mr. McGee (205,714).

CORPORATE GOVERNANCE

Code of Ethics

Generex has adopted a code of ethics that applies to its directors and the following executive officers: the President, Chief Executive Officer, Chief Financial Officer (principal financial/accounting officer), Chief Operating Officer, any Vice-President, Controller, Secretary, Treasurer and any other personnel performing similar functions. We also expect any consultants or advisors whom we retain to abide by this code of ethics. The Generex Code of Ethics has been posted on Generex's Internet web site - www.generex.com.

Board Meetings and Committees; Annual Meeting Attendance

The business affairs of Generex are managed under the direction of our Board of Directors.  During the fiscal year ended July 31, 2009, our Board of Directors held five meetings and took action by unanimous consent six times.  During the fiscal year ended July 31, 2009, no director attended fewer than 75% of the Board of Directors meetings that were held.

The Board of Directors has established a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.

Audit Committee

The Audit Committee, which was established on March 1, 2000 in accordance with Section 3(a)(58)(A) of the Securities Exchange Act, met four times during the fiscal year ended July 31, 2009.  During fiscal 2009, the Audit Committee consisted of Brian T. McGee (Chairperson), John P. Barratt and Nola E. Masterson, each of whom satisfied the independence requirements under NASDAQ Listing Rules for audit committee members.  Members of the Audit Committee also satisfied the separate SEC independence requirement, which provides that members of the Audit Committee may not accept directly or indirectly any consulting, advisory or other compensatory fee from Generex or any of its subsidiaries other than their directors’ compensation. All of the members of the Audit Committee attended all of the meetings that they were eligible to attend during fiscal 2009.

The Audit Committee reviews and discusses with Generex's management and its independent auditors the audited and unaudited financial statements contained in Generex's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively.  Although Generex's management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures, the Audit Committee reviews and discusses the reporting process with management on a regular basis.  The Audit Committee also discusses with the independent auditors their judgments as to the quality of Generex's accounting principles, the reasonableness of significant judgments reflected in the financial statements and the clarity of disclosures in the financial statements, as well as such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.  The Audit Committee has adopted a written charter, which was amended on October 30, 2003.  A copy of the Audit Committee charter is reproduced as Appendix A to our 2008 Proxy Statement.

Compensation Committee

The Compensation Committee was formed on July 30, 2001 and met three times during the fiscal year ended July 31, 2009.  During the fiscal year ending July 31, 2009, the Compensation Committee consisted of three non-employee directors:  John P. Barratt (Chairperson), Nola E. Masterson and Brian T. McGee.  In fiscal 2009, all of the members of the Compensation Committee attended all of the meetings of the Compensation Committee that they were eligible to attend.

The Compensation Committee is responsible for reviewing and recommending to the Board of Directors compensation programs and policies for our President and Chief Executive Officer, our Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary, and our Executive Vice President and General Counsel, who comprise Generex’s executive management team.  The Compensation Committee has the authority to use a compensation consultant to assist the Compensation Committee in the evaluation of the compensation of our executive management team and other executive officers and to consult with other outside advisors to assist in its duties to the Company.  The Compensation Committee does not have a written charter.

In fiscal 2009, the Compensation Committee did not engage any compensation consultants in its determination of executive compensation.  In fiscal 2009, the Compensation Committee reviewed, among other information, publicly available executive compensation information for Generex’s peer companies and executive compensation information as reported in biotechnology and pharmaceutical industry publications.  We do not typically use compensation consultants to assist us with director compensation.

The Compensation Committee does not delegate its authority.  The President and Chief Executive Officer typically presents the Compensation Committee with her recommendations regarding salaries, bonuses and long term incentives for members of the executive management team and support for such recommendations The compensation of our Vice President, Medical Affairs, who has no involvement in the day-to-day operations of Generex, is set forth in his employment agreement with Generex, including his annual equity award in the form of a warrant to purchase shares of Generex common stock. From time to time, the President and Chief Executive Officer may make recommendations to the Compensation Committee or to the full Board of Directors with respect to the compensation of our Vice President, Medical Affairs.  Members of our senior management team and other executive officers do not attend meetings of the Compensation Committee.

Corporate Governance and Nominating Committee

The Board of Directors formed the Corporate Governance and Nominating Committee on May 29, 2007 and appointed Messrs. Barratt and McGee and Ms. Masterson as members.  Ms. Masterson currently serves as the chairperson of this committee.  The Corporate Governance and Nominating Committee did not meet during fiscal 2009.  The Corporate Governance and Nominating Committee has a charter, which was adopted on May 29, 2007.  A copy of the charter is attached as Appendix B to our 2008 proxy statement.

The Corporate Governance and Nominating Committee will consider candidates whom the stockholders of Generex put forward.  The name, together with the business experience and other relevant background information of a candidate, should be sent to Mark Fletcher, Executive Vice-President and General Counsel of Generex, at Generex’s principal executive offices located at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2.  Mr. Fletcher will then submit such information to the chairperson of the Corporate Governance and Nominating Committee for the Committee’s review and consideration.  The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates submitted by directors.  After full consideration, the stockholder proponent will be notified of the decision of the committee.

The Corporate Governance and Nominating Committee will seek to identify director candidates with the highest personal and professional ethics, integrity and value and diverse experience in business, finance, pharmaceutical and regulatory matters, and other matters relevant to a company such as Generex.  The Corporate Governance and Nominating Committee is expected to develop a formal list of qualifications for members of the Board of Directors as mandated by its charter.  Additionally, the Corporate Governance and Nominating Committees will require that director nominees have sufficient time to devote to the company’s affairs.

In accordance with our bylaws, the Board of Directors is permitted to increase the number of directors and to fill the vacancies created by the increase until the next annual meeting of stockholders.

To date, the Corporate Governance and Nominating Committee has not engaged any third party to assist it in identifying director candidates.

Director Nominations by Stockholders

Any stockholder entitled to vote for the election of directors may nominate a person for election to the Board of Directors at the annual meeting. Any stockholder wishing to do so must submit a notice of such nomination in writing to the Secretary of Generex at Generex's principal offices located at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2 not less than 60 nor more than 90 days prior to the annual meeting.  In the event that less than 70 days notice or prior disclosure of the date of the meeting is given or made to stockholders, notice of nomination by a stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The stockholder's notice of nomination must provide information about both the nominee and the nominating stockholder, as required by Generex's bylaws. A copy of these bylaw requirements will be provided upon request in writing to Mark Fletcher, Executive Vice-President and General Counsel of Generex, at Generex’s principal executive offices.

Communications with Directors

Interested parties who wish to make any concerns known to non-management directors may submit communications at any time in writing to: Mark Fletcher, Executive Vice-President and General Counsel, Generex Biotechnology Corporation, 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2.  The General Counsel will determine, in his good faith judgment, which communications will be relayed to the non-management directors.

APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT AND
TO MAINTAIN THE AUTHORIZED SHARES OF COMMON STOCK AT 750,000,000
(Item 2 on the Proxy Card)

What am I voting on?

You are voting on a proposal to approve an amendment to our Restated Certificate of Incorporation (i) to effect a reverse stock split of our common stock at an exchange ratio of not less than 1-for-3 and not more than 1-for 10 at any time prior to July 27, 2011 (the ratio and timing of which will be subject to the discretion of the Board of Directors) (the “Reverse Stock Split”), and (ii) following the Reverse Stock Split, to maintain the current authorized number of shares of our common stock at 750,000,000 (collectively, the “Amendment”), without further approval of the stockholders, upon a determination by the Board of Directors that such Amendment is in the best interests of Generex and its stockholders.

The Board of Directors has unanimously authorized the proposed Amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and to maintain the authorized shares of common stock at 750 million.  The form of the proposed Amendment is attached to this proxy statement as Appendix A and is incorporated herein by reference.

Why is the Reverse Stock Split necessary?

The Board of Director’s primary objective in proposing the Reverse Stock Split is to raise the per share trading price of our common stock. The Board of Directors believes that by increasing the market price per share of our common stock, we may meet and maintain compliance with the NASDAQ listing requirements.

On July 23, 2008, we received notice from The NASDAQ Stock Market that we were not compliance with Marketplace Rule 4310(c)(4) (now known as Listing Rule 5550(a)(2)), which requires us to have a minimum bid price per share of at least $1.00 for thirty (30) consecutive business days.  In accordance with this Rule, we had 180 calendar days, or until January 20, 2009, subject to extension, to regain compliance with this Rule.  Our initial compliance period of 180 calendar days ending on January 20, 2009 was subsequently extended until November 9, 2009 due to NASDAQ’s temporary suspension of the minimum bid price requirement from October 16, 2008 until August 3, 2009.

On November 9, 2009, we received a second letter from NASDAQ indicating that we had not regained compliance with the $1.00 minimum bid price required for continued listing under Listing Rule 5550(a)(2) within the grace period previously allowed by NASDAQ following the initial notice of noncompliance on July 23, 2008.  Pursuant to Listing Rule 5810(c)(3)(A), NASDAQ gave us an additional 180 calendar day compliance period because we met all other initial inclusion criteria (other than the minimum bid price requirement) as of January 6, 2009.  We have 180 calendar days, or until May 5, 2010, to regain compliance with the rule.  NASDAQ noted that if we failed to regain compliance with this rule during the grace period, our common stock would be subject to immediate delisting.

To regain compliance with the minimum bid price continued listing requirement, the bid price of our common stock must close at $1.00 per share or more for a minimum of ten consecutive business days.  The staff at NASDAQ may, in its discretion, require our common stock to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days before determining that we have demonstrated an ability to maintain long-term compliance.  As of May 3, 2010, we have been unable to regain compliance with the minimum bid price requirement.  On that date, our common stock closed at $0.44 per share. The Board of Directors approved the reverse stock split proposal in part as a potential means of increasing the share price of our common stock in anticipation of our receipt of a delisting notice from NASDAQ in early May 2010.

If we receive a delisting determination from NASDAQ, we plan to appeal the staff’s determination to a Listing Qualifications Panel. Pending the decision of the Listing Qualification Panel, our common stock will continue to trade on the NASDAQ Capital Market.

The Reverse Stock Split is intended to raise the bid price of the common stock to satisfy the $1.00 minimum bid price requirement.  However, there can be no assurance that the Reverse Stock Split, if implemented, will have the desired effect of sufficiently raising the common stock price.

What will happen if Generex’s common stock is delisted from NASDAQ?

If our common stock is delisted, the stock would then be eligible for quotation on the Over-The-Counter (OTC) Bulletin Board maintained by NASDAQ, on another over-the-counter quotation system or on the “pink sheets.”

If our common stock is delisted from NASDAQ and our public float falls below $75 million, we may become ineligible to use the SEC Form S-3 to register additional shares of common stock for issuance by us in certain circumstances and to register additional shares of common stock for resale by others.  This will make it more difficult and more expensive for us to register any additional securities, which may adversely affect our ability to raise additional funds.

In addition, if our common stock is delisted from NASDAQ, the liquidity and marketability of shares of our common stock would decrease. As a result, an investor might find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock. If our common stock were to be delisted and the trading price of the common stock were to continue to be less than $1.00 per share, trading in our common stock would also be subject to certain rules under the 1934 Act which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a “penny stock” involving persons other than established customers and accredited investors. The additional burdens imposed upon broker-dealers might discourage broker-dealers from effecting transactions in our common stock, which might further affect the liquidity of our common stock. For these reasons, we believe that current and prospective investors will view an investment in our common stock more favorably if the shares remain listed on The NASDAQ Capital Market than if our common stock trades on the OTC Bulletin Board or similar trading systems.

Why is the Board requesting discretion to determine the reverse split ratio and to effect  the Reverse Stock Split?

The Board of Directors believes that the availability of a range of reverse split ratios will provide the Board with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for Generex and its stockholders.  In determining which reverse stock split ratio to implement, if any, following the receipt of stockholder approval, the Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of the common stock;
•	the then prevailing trading price and trading volume of the common stock and the anticipated impact of the Reverse Stock Split on the trading market for the common stock;
•	which reverse split ratio would result in the greatest overall reduction in Generex’s administrative costs; and
•	prevailing general market and economic conditions.

To effect the Reverse Stock Split, the Board would set the timing for such a split and select the specific ratio from the range of ratios described in this proxy statement. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split. If the proposal is approved by stockholders, and the Board determines to implement any of the reverse stock split ratios, we would communicate to the public, prior to the effective date of the reverse split, additional details regarding the reverse split, including the specific ratio the Board selects.

Although the Board of Directors requests stockholder approval of the proposed amendment to the Restated Certificate of Incorporation, the Board reserves the authority to decide, in its discretion, to abandon or delay the Reverse Stock Split after such vote.  For example, the Board may decide in its discretion to abandon or delay the Reverse Stock Split if Generex were to gain compliance with the NASDAQ Capital Market continued listing requirements at the time of the annual meeting or soon thereafter.  If the Board fails to effect the Reverse Stock Split within twelve months after the annual meeting, stockholder approval again would be required prior to implementing any subsequent reverse stock split.

What are the anticipated effects of the Reverse Stock Split on existing stockholders of Generex?

The number of shares of common stock held by each stockholder will be reduced as a result of the reverse stock split.  For example, if the Board of Directors selects a reverse split ratio of 1-to-5, a stockholder holding 5,000 shares of common stock before the Reverse Stock Split would hold 1,000 shares of common stock immediately after the Reverse Stock Split.  We will not issue fractional shares of common stock.  Where a stockholder would have been entitled to a fractional share, we will round up fractional shares to the nearest whole share. Each stockholder's proportionate ownership of outstanding shares of common stock would remain the same, except for minor differences resulting from the rounding up of fractional shares.  A reverse stock split may leave certain stockholders with one or more "odd lots," which are stock holdings in amounts of fewer than 100 shares of common stock.  These odd lots may be more difficult to sell than shares of common stock in even multiples of 100.  Stockholders selling odd lots created by the reverse stock split may incur increased brokerage commissions in selling such shares.

Except for de minimis adjustments that may result from the treatment of fractional shares as described above, the Reverse Stock Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our common stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The relative voting and other rights that accompany the shares of common stock would not be affected by the Reverse Stock Split.

Although the Reverse Stock Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because the Amendment maintains the current authorized number of shares of common stock at 750 million.  The additional shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, and establishing strategic relationships with other companies and expanding Generex’s business or product lines through the acquisition of other businesses or products. In order to support our projected need and timetable for additional equity capital and to provide flexibility to raise the capital necessary to finance ongoing operations, the Board of Directors believes the number of shares of common stock we are authorized to issue should be maintained at 750 million.

Even if this proposal is adopted, we will be required to obtain stockholder approval prior to the issuance of authorized stock, in certain circumstances, including if (1) the issuance would result in a change of control of Generex, (2) shares are issued to purchase the stock or assets of another company if a director, officer or substantial stockholder of Generex had a 5% or greater interest (or such persons had collectively a 10% or greater interest) in the company or assets to be acquired, or in consideration to be paid in the transaction, and certain other conditions applied, (3) greater than 20% of Generex’s common stock or voting power outstanding prior to the issuance of shares is issued, and (4) if shares are issued pursuant to a new or amended employee option plan.

What are the anticipated effects of the Reverse Stock Split on the market for our common stock?

The Board of Directors believes that an increased stock price could enhance the appeal of our common stock to the financial community, including institutional investors, and the general investing public.  Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Some of these policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that make the handling of lower-priced stocks unattractive to brokers from an economic standpoint.  We believe that the anticipated higher market price resulting from a reverse stock split would better enable institutional investors and brokerage firms with such policies and practices to invest in our common stock.  There can be no assurance that this will be the case, however.

What are the anticipated effects of the Amendment on our authorized and outstanding shares?

If and when the Board of Directors elects to effect the Reverse Stock Split, the authorized number of shares of our common stock will remain at 750 million. Accordingly, there will be no reduction in the number of authorized shares of our common stock in proportion to the Reverse Stock Split ratio. As a result, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease, and the additional authorized shares of common stock will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by our stockholders, except as required by applicable laws and regulations. Because our common stock is traded on The NASDAQ Capital Market, stockholder approval must be obtained, under applicable NASDAQ rules, prior to the issuance of shares for certain purposes, including the issuance of shares of Generex’s common stock equal to or greater than 20% of the then outstanding shares of common stock in connection with a private refinancing or an acquisition or merger, unless an exemption is available from such approval. Such an exemption would be available if the Board authorized the filing of an application with NASDAQ to waive the shareholder vote requirement if it believed the delay associated with securing such vote would seriously jeopardize our financial viability and NASDAQ granted us such an exemption.

The additional shares of our common stock to be authorized will be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of our common stock presently issued and outstanding.

What are the anticipated effects of the Reverse Stock Split on our stock plans?

The Reverse Stock Split, when implemented, will affect outstanding stock awards and options to purchase our common stock.  Each of Generex’s 2000 Stock Option Plan, 2001 Stock Option Plan, as amended, and 2006 Stock Plan, as amended (collectively, the "Plans"), includes provisions for appropriate adjustments to the number of shares of common stock covered by each such plan and to stock options and other grants of stock-based awards under the Plan, as well as the per share exercise price. If stockholders approve the Reverse Stock Split and the Board of Directors selects a reverse split ratio of 1-to-5, an outstanding stock option to purchase five shares of common stock would thereafter evidence the right to purchase one share of common stock consistent with the reverse stock split ratio, and the exercise price per share would be a corresponding multiple of the previous exercise price.  For example, a pre-split option for 500 shares of common stock with an exercise price of $0.50 per share would be converted post-split into an option to purchase 100 shares of common stock with an exercise price of $2.50 per share.  Further, the number of shares of common stock reserved for issuance under the plans will be reduced by the same ratio.

Will the Reverse Stock Split have any effect on Generex?

We expect our business and operations to continue as they are currently being conducted and the Reverse Stock Split is not anticipated to have any effect upon the conduct of our business.  We expect to incur expenses of approximately $50,000 to effect the Reverse Stock Split.

What effect will the Reverse Stock Split on Generex’s registration under the Exchange Act?

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934 ("Exchange Act"), and we are subject to the periodic reporting and other requirements of the Exchange Act.  As of May 3, 2010, we had 669 holders of record of our common stock (although we have significantly more beneficial holders). We do not expect the Reverse Stock Split and the rounding up of fractional shares to result in a significant reduction in the number of record holders.  We do presently does not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Stock Split.

If the Reverse Stock Split is implemented, we currently expect that the common stock will continue to be traded on the NASDAQ Capital Market under the symbol "GNBT", provided that we meet the continued listing requirements (although NASDAQ would likely add the letter "D" to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred).

Will the Reverse Stock Split have any potential anti-takeover or dilutive effect?

The purpose of maintaining our authorized common stock at 750 million after the Reverse Stock Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of the company. The common shares that are authorized but unissued provide our Board of Directors with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board of Directors, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Amendment would give our Board of Directors authority to issue additional shares from time to time without delay or further action by the shareholders except as may be required by applicable law or the NASDAQ rules. The Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of Generex, nor does the Board of Directors have any present intent to use the authorized but unissued common stock to impede a takeover attempt.

In addition, the issuance of additional shares of common stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding common stock, depending on the circumstances, and would likely dilute a shareholder’s percentage voting power in the company. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our Board of Directors intends to take these factors into account before authorizing any new issuance of shares.

Are their risk associated with the Reverse Stock Split?

Yes, there are certain risks associated with the Reverse Stock Split, including without limitation those described below.

There can be no assurance that the total market capitalization of our common stock (the aggregate value of all Generex common stock at the then market price) after the implementation of the Reverse Stock Split  will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split.

There can be no assurance that the market price per share of our common stock after the Reverse Stock Split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before the Reverse Stock Split. For example, based on the closing price of our common stock on May 3, 2010 of $0.44 per share, if the Board were to implement the Reverse Stock Split and utilize a ratio of 1-for-5, we cannot assure you that the post-split market price of our common stock would be $2.20 (that is, $0.44 × 5) per share or greater. In many cases, the market price of a company’s shares declines after a reverse stock split.

Accordingly, the total market capitalization of our common stock after the Reverse Stock Split when and if implemented may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

The Reverse Stock Split  may not increase our stock price over the long-term, which may prevent us from qualifying for listing with NASDAQ.

While we expect that the Reverse Stock Split, together with other actions required to meet applicable listing standards, will enable our shares to qualify for listing with NASDAQ and that we will be able to continue to meet on-going quantitative and qualitative listing requirements, we cannot be sure that this will be the case. Negative financial results, adverse clinical trials developments, or market conditions could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain applicable NASDAQ listing requirements. Furthermore, in addition to its enumerated listing and maintenance standards, NASDAQ has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to our shares.

If the Reverse Stock Split  is effected, the resulting per-share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

A decline in the market price of our common stock after the Reverse Stock Split is implemented may result in a greater percentage decline than would occur in the absence of the Reverse Stock Split, and the liquidity of our common stock could be adversely affected following the Reverse Stock Split.

If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

How will the Reverse Stock Split be effected?

If approved by shareholders at the annual meeting and our Board of Directors concludes that it is in the best interests of Generex and its stockholders to effect the Reverse Stock Split, the Amendment will be filed with the Delaware Secretary of State. The actual timing of the filing of the Amendment with the Delaware Secretary of State to effect the Reverse Split will be determined by the Board of Directors but will be no later than twelve months following the approval of this Item 2. Also, if for any reason the Board of Directors deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Amendment, without further action by our shareholders. The Reverse Split will be effective as of the date of filing with the Delaware Secretary of State (the “Effective Time”). We will issue a press release and file a Form 8-K pre-announcing the filing of the Amendment prior to its effective filing date.

Upon the filing of the Amendment, without further action on the part of us or the stockholders, the outstanding shares of common stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of common stock based on a reverse split ratio of one-for-three to one-for-ten. For example, if you presently hold 1,000 shares of our common stock, you would hold between 334 and 100 shares of our common stock following the Reverse Stock Split.

Will Generex issue fractional shares in connection with the Reverse Stock Split?

The Board of Directors does not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. Stockholders of record who would otherwise hold a fractional share because the number of shares of common stock they hold before the Reverse stock Split is not evenly divisible by the split ratio will be entitled to have their fractional share rounded up to the next whole number.

How do I exchange my pre-reverse stock split certificates for new post-reverse stock split certificates?

If we implement the Reverse Stock Split, our transfer agent will act as our exchange agent for purposes of implementing the exchange of stock certificates.

On or after the Effective Time, the exchange agent will mail a letter of transmittal to each stockholder.  Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Stock Split shares only by sending the exchange agent the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require.  Stockholders will not receive certificates for post-Reverse Stock Split shares unless and until they surrender their old certificates.  You should not forward your certificates to the exchange agent until you receive the letter of transmittal, and you should only send in your certificates with the letter of transmittal. If you elect to receive a new stock certificate in the letter of transmittal, the exchange agent will send you a new stock certificate after receipt of your properly completed letter of transmittal and old stock certificate(s).  If you surrender your old stock certificate(s) but do not elect to receive a new stock certificate in the letter of transmittal, you will hold that your shares electronically in book-entry form with our transfer agent as described below. You will not have to pay any service charges in connection with the exchange of your certificates.

Certain of our registered holders of common stock hold some or all of their shares electronically in book-entry form with our transfer agent. These shareholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.  If you hold all of your shares of common stock electronically in book-entry form with our transfer agent, you do not need to take any action as your holdings will be electronically adjusted by our transfer agent to give effect to the Reverse Stock Split.

Upon the Reverse Stock Split, we intend to treat shares of common stock held by stockholders in "street name," that is, through a bank, broker or other nominee, in the same manner as stockholders whose shares of common stock are registered in their names.  Banks, brokers or other nominees will be asked to effect the Reverse Stock Split for their beneficial holders holding the common stock in "street name." However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split.  If you hold shares of common stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee directly.

You should not send your certificates now.  You should send them only after you receive the letter of transmittal from our exchange agent.

What are the accounting consequences of the Reverse Stock Split?

The par value per share of our common stock will remain unchanged at $0.001 per share after the Reverse Stock Split.  As a result, as of the Effective Date, the stated capital on Generex’s consolidated balance sheet attributable to Generex common stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced.  Per share net income or loss will be increased because there will be fewer shares of common stock outstanding.  We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

What are the federal income tax consequences of the Reverse Stock Split?

The following is a summary of certain U.S. federal income tax consequences relating to the Reverse Stock Split as of the date hereof. This summary addresses only U.S. holders who hold their shares of Common Stock as a capital asset for U.S. federal income tax purposes (i.e., generally, property held for investment).

For purposes of this summary, a “U.S. holder” means a beneficial owner of common stock who is any of the following for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. These authorities may be changed, perhaps retroactively, and may adversely affect the U.S. federal income tax consequences described herein. This summary does not discuss all of the tax consequences that may be relevant to particular stockholders or to stockholders subject to special treatment under U.S. federal income tax laws (such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, tax-exempt entities, partnerships, and stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction).

Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, state, local, foreign or other tax consequences of the Reverse Stock Split.

You should consult your own tax adviser concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as any consequences arising under the laws of any other taxing authority, such as any state, local or foreign income tax consequences to which you may be subject.

To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by Generex in furtherance of the Reverse Stock Split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

Generally, the Reverse Stock Split will not result in the recognition of gain or loss by a U.S. holder for U.S. federal income tax purposes. The aggregate adjusted basis of the post-Reverse Stock Split shares will be the same as the aggregate adjusted basis of the pre-Reverse Stock Split shares. The holding period of the post-Reverse Stock Split shares will include a U.S. holder’s holding periods for the pre-Reverse Stock Split shares.

The Federal income tax consequence of the receipt of an additional share of common stock in lieu of a fractional interest is not clear.  If the receipt of a portion of an additional share of common stock is taxed as a dividend, however, any tax liability association with such receipt is not expected to be material.

Generex will not recognize any gain or loss as a result of the Reverse Stock Split.

Am I entitled to dissenters’ or appraisal rights in connection with the proposed Amendment?

The holders of shares of common stock will have no dissenters' rights of appraisal under Delaware law, our Restated Certificate of Incorporation or our Amended and Restated Bylaws with respect to the Amendment to accomplish the Reverse Stock Split.

How many votes are needed for this proposal and how are the votes counted?

The affirmative vote of a majority of the shares of common stock entitled to vote thereon is required to approve the Amendment to our Company's Restated Certificate of Incorporation to accomplish the Reverse Stock Split and to maintain the authorized shares of common stock at 750 million thereafter.  The effect of an abstention or broker non-vote is the same as that of a vote against the proposal.

How does the Board of Directors recommend that I vote?

We recommend that you vote FOR the approval of the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split of the common stock and, following the Reverse Stock Split, to maintain the authorized shares of common stock at 750,000,000 thereafter.

RATIFICATION OF THE APPOINTMENT OF MSCM LLP
AS GENEREX’S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2010
(Item 3 on the Proxy Card)

What am I voting on?

The Audit Committee of the Board of Directors has selected MSCM LLP as the independent public accountants to examine the financial statements of Generex and its subsidiaries for the fiscal year ending July 31, 2010.  The Board of Directors has concurred in the Audit Committee’s selection and is presenting the matter to the stockholders for ratification at the annual meeting.  MSCM LLP has served as our independent auditors since September 5, 2008.

Why is ratification of the selection of MSCM LLP necessary?

Stockholder ratification of the selection of MSCM LLP as our independent auditors is not required by our bylaws or otherwise.  However, we are submitting the selection of MSCM LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain MSCM LLP.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of us and our stockholders.

What is the relationship of MSCM LLP to Generex’s former independent auditors, Danziger Hochman Partners LLP?

MSCM LLP is the successor to our former independent auditors, Danziger Hochman Partners LLP, following MSCM LLP’s merger with Danziger Hochman Partners LLP in September 2008. Danziger Hochman Partners LLP served as our independent auditors from February 1, 2006 until September 5, 2008.

On July 28, 2008, we received notice of the merger of Danziger Hochman Partners LLP with MSCM LLP, to be effective as of August 1, 2008.  The merger of Danziger Hochman Partners LLP and MSCM LLP did not close until the week of September 15, 2008.  On September 5, 2008, the Audit Committee received an engagement letter from MSCM LLP and approved the engagement of MSCM LLP as Danziger Hochman Partners LLP’s successor to continue as our independent registered public accountant for the fiscal year ending July 31, 2008.

The reports of Danziger Hochman Partners LLP on our financial statements for the fiscal years ended July 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During our fiscal years ended July 31, 2008 and 2007 and the subsequent interim period through September 5, 2008, the date on which the Audit Committee approved the engagement of MSCM LLP and Danziger Hochman Partners LLP ceased being our independent auditors, there were no disagreements between us and Danziger Hochman Partners LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Danziger Hochman Partners LLP, would have caused Danziger Hochman Partners LLP to make reference to the subject matter of the disagreements in connection with its audit reports on our financial statements. During our past fiscal years ended July 31, 2008 and 2007 and the interim period through September 5, 2008, Danziger Hochman Partners LLP did not advise us of any of the matters specified in Item 304(a)(1)(v) of Regulation S-K.

During our fiscal years ended July 31, 2008 and 2007 and the subsequent interim period through September 5, 2008, we had no consultations with MSCM LLP regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements as to which we received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; (b) any matter that was the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or (c) any matter that was the subject of a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

What services will the independent registered public accounting firm provide?

Audit services provided by MSCM LLP for fiscal year 2010 will include the examination of the consolidated financial statements of Generex and services related to periodic filings made with the SEC. Audit services for fiscal year 2010 also will include the audit of the effectiveness of the company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Additionally, MSCM LLP may provide audit-related, tax and other services comparable in nature to the services that it performed in fiscal 2009 and the services performed by Danziger Hochman Partners LLP in fiscal year 2008, as described below under the heading “Audit Matters” and the subheading “Fees Paid to Generex’s Independent Public Accountants.”

Will representatives of the independent registered public accounting firm be present at the 2010 annual meeting?

Representatives of MSCM LLP are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

How does the Board of Directors recommend that I vote?

We recommend that you vote For the ratification of the appointment of MSCM LLP as Generex’s independent registered public accounting firm for fiscal year 2010.

AUDIT MATTERS

Fees Paid to Generex’s Independent Public Accountants

MSCM LLP ("MSCM") has served as our independent auditors since September 5, 2008. The appointment of MSCM as our independent public accountants was unanimously approved by the Audit Committee of our Board of Directors. MSCM is the successor to our former independent auditors, Danziger Hochman Partners LLP (“Danziger Hochman”), following MSCM’s merger with Danziger Hochman in September 2008. Danziger Hochman served as our independent auditors from February 1, 2006 until September 5, 2008.

The following table sets forth the aggregate fees paid by Generex for the fiscal years ended July 31, 2009 and 2008 to our independent auditors:

	Fiscal Year Ended July 31, 2008		Fiscal Year Ended July 31, 2009
Audit Fees	$233,300	(1)	$212,756	(1)
Audit-Related Fees	$128,750	(2)	$0	(2)
Tax Fees	$0	(3)	$0	(3)
All Other Fees	$0		$0
TOTAL	$362,050		$212,756

(1)           Represents charges of MSCM LLP, Generex's auditors for fiscal year ended July 31, 2008 and 2009.
(2)           Represents charges of MSCM LLP, Generex's auditor in fiscal year ended July 31, 2008 for Sarbanes-Oxley Section 404 audit of internal controls over financial reporting
(3)           MSCM LLP did not provide and did not bill for any tax services.

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that Generex’s independent auditor is permitted to perform for Generex under applicable federal securities regulations. As permitted by the applicable regulations, the Audit Committee’s policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the Audit Committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

The pre-approval policy was implemented effective as of October 30, 2003. All engagements of the independent auditor to perform any audit services and non-audit services since that date have been pre-approved by the Audit Committee in accordance with the pre-approval policy. The policy has not been waived in any instance. All engagements of the independent auditor to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance with its normal functions.

Report of the Audit Committee

The Audit Committee reviewed and discussed Generex's audited financial statements for the fiscal year ended July 31, 2009 with management. The Audit Committee discussed with MSCM LLP, Generex's independent public accountants for the fiscal year ended July 31, 2009, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee received the written disclosures and the letter from MSCM LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with MSCM LLP its independence.  Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Generex's Annual Report on Form 10-K for the fiscal year ended July 31, 2009 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Brian T. McGee (Chairman)
John P. Barratt
Nola E. Masterson

The foregoing Report of the Audit Committee shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of Generex's previous or future filings with the SEC, except as otherwise explicitly specified by Generex in any such filing.

COMPENSATION MATTERS

Generex met the definition of a “smaller reporting company” as of July 31, 2009 and has elected to follow scaled disclosure requirements for smaller reporting companies with respect to executive compensation disclosures in this proxy statement.  Under the scaled disclosure obligations, “named executive officers” include Generex’s principal executive officer and two other most highly compensated executive officers.  Under the scaled disclosure obligations, Generex is not required to provide Compensation Discussion and Analysis, Compensation Committee Report and certain other tabular and narrative disclosures relating to executive compensation. Nor is Generex required to quantify payments due to the named executives upon termination of employment. Management believes that the scaled requirements for executive compensation disclosures are appropriate because the Company is small for a publicly-traded company, has only three named executives and has a relatively simple compensation policy and structure that has not changed in the last fiscal year.

Summary Compensation Table

The following table provides information concerning compensation of Generex’s named executives for Generex’s last two completed fiscal years ending July 31, 2008 and 2009.  In respect of fiscal years 2008 and 2009, the named executives did not receive compensation in the form of non-equity incentive plan compensation or changes in pension value or non-qualified deferred compensation earnings. Therefore, the table below does not include columns for these types of compensation.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)		All Other Compensation ($)		Total ($)

Anna E. Gluskin	2009	$525,000		0		37,750	(3)	9,219	(4)	23,991	(6)	595,960
President and Chief Executive Officer	2008	$514,583	(1)	$215,000	(2)	$113,250	(3)	$17,516	(4)	$288,775	(5)(6)	$1,149,124
Rose C. Perri	2009	420,000		0		33,031	(3)	24,583	(4)	23,991	(6)	501,605
Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary	2008	$411,667	(7)	$165,000	(2)	$99,094	(3)	$41,484	(4)	$256,083	(5),(6)	$973,328
Mark A. Fletcher	2009	$315,000		0		18,875	(3)	0		0		333,875
Executive Vice President And General Counsel	2008	$308,750	(8)	$125,000	(2)	$56,625	(3)	$0		$228,846	(5)	$719,221
*Cash compensation is stated in the table in U.S. dollars. To the extent any cash compensation was paid in Canadian dollars, it has been converted into U.S. dollars based on the average Canadian/U.S. dollar exchange rate for the years ended July 31, 2009 and July 31, 2008.

(1)	This amount reflects the base salary earned by the named executive in fiscal 2008 ($500,000) and the retroactive salary increase for fiscal 2008 (to $525,000) approved by the Board on May 6, 2008.

(2)
On May 6, 2008, the Board awarded this discretionary bonus to Ms. Gluskin, Ms. Perri and Mr. Fletcher in respect of fiscal 2007. Due to the timing of the Board’s decision, this bonus is reported as compensation received in fiscal 2008.

(3)
This amount represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal years ended July 31, 2009 and 2008 for restricted stock awards granted in August 2007, a portion of which was in respect of fiscal 2007 and was immediately vested. The fair value is calculated using the closing price of Generex stock on the date of grant. For additional information, refer to Note 13 of the Notes to Consolidated Financial Statements included in each of our Annual Reports on Form 10-K for the years ended July 31, 2008 and 2009, as filed with the SEC. This amount reflects our accounting expense for these awards, and does not correspond to the actual value that will be recognized by the named executives.

(4)
This amount represents the dollar amount recognized for financial statement reporting purposes in accordance with SFAS No. 123R with respect to the fiscal years ended July 31, 2009 and 2008 for option awards granted in May 2008 in respect of fiscal year 2007. Such awards were made pursuant to the 2006 Stock Plan. Specifically, amounts reflected in this column related to options to purchase 50,000 shares of common stock granted to Ms. Gluskin and options to purchase 125,000 shares of common stock granted to Ms. Perri on May 27, 2008. The options vest incrementally over two years. The total fair values of the respective option grants are being expensed over the two-year vesting periods for the options. We utilize a closed-form model (Black-Scholes) to estimate the fair value of stock option grants on the date of grant. Assumptions used in the calculation of these amounts are as follows: risk-free interest rate of 1.96%, expected dividend yield of 0.0%, 5 year expected life of options and expected volatility rate of 73.76%.

(5)
This amount includes cash payments to each of the following named executives: Ms. Gluskin - $261,538 (CAD $281,101), Ms. Perri - $228,846 (CAD $245,963) and Mr. Fletcher - $228,846 (CAD $245,963). On May 6, 2008, the Board approved such payments to these named executives to compensate them for income tax liabilities incurred in respect of the restricted stock awards granted in August 2007. These amounts were converted at the exchange rate of US $1.00 to CAD $1.0748, which represented the market exchange rate on the date of the grant.

(6)
Also included in this amount for each of Ms. Gluskin and Ms. Perri is $23,991 in 2009 and $27,236.50 in 2008, which represents 50% of the management fee paid to the property management company that manages all of our real estate properties and is owned by Ms. Perri, Ms. Gluskin and the estate of Mark Perri, our former Chairman of the Board. In addition, Ms. Gluskin and Ms. Perri each receive a car allowance with an estimated value of $800 per month to compensate use of their cars for business purposes, but such amounts have not been included in this column as the total value of such perquisites is less than $10,000 per named executive for fiscal year 2009 and 2008..

(7)	This amount reflects the base salary earned by the named executive in fiscal 2008 ($400,000) and the retroactive salary increase for fiscal 2008 (to $420,000) approved by the Board on May 6, 2008.

(8)	This amount reflects the base salary earned by the named executive in fiscal 2008 ($300,000) and the retroactive salary increase for fiscal 2008 (to $315,000) approved by the Board on May 6, 2008

Compensation Elements; Employment Agreements and Agreements Providing Payments Upon Retirement, Termination or Change in Control for Named Executives

Historically, the key components of our executive compensation have been base salary, cash bonuses, and equity incentives, including stock bonuses, restricted stock, and stock options awarded at the discretion of our Compensation Committee and Board of Directors. As a development stage company, we have reviewed compensation of our executive management team from time to time and at the discretion of the Compensation Committee when warranted by our financial condition and achievement of our business goals.  In fiscal 2009, our Compensation Committee determined that no changes in base salary or bonuses were warranted in light of the company’s efforts to conserve cash and repay the secured convertible notes issued in March 2008.

Set forth below are the material terms of employment for each of the three named executives.  The terms of employment provide for certain payments upon retirement, termination or change in control.  Such benefits are in addition to benefits available generally to salaried employees who joined the company prior to 2008, such as distributions under the 401(k) savings plan, disability and death benefits and accrued vacation pay.

Terms of Employment for Ms. Gluskin and Ms. Perri

On December 9, 2005, upon the recommendation of a majority of the members of the Compensation Committee, the Board of Directors approved the terms and conditions of employment for Ms. Gluskin as President and Chief Executive Officer and Ms. Perri as Chief Financial Officer and Chief Operating Officer. Prior to such date, Ms. Gluskin and Ms. Perri served in such capacities without formal employment terms. The terms of employment with Ms. Gluskin and Ms. Perri have not been memorialized in separate written agreements. The material terms of Generex’s employment of each of Ms. Gluskin and Ms. Perri are identical except as otherwise noted and are as follows:

•
Each named executive’s employment is effective as of January 1, 2006. The initial term of employment is five years, subject to the termination provisions described below. Generex or either executive may give notice of non-renewal not less than six months prior to the expiration of the term. If no such notice is given, the term of employment will extend indefinitely and will be terminable upon not less than six months’ prior written notice.

•
The named executive will be entitled to an annual bonus as determined by Generex’s Compensation Committee in respect of each fiscal year of Generex during the term of employment and reimbursement of all reasonable expenses incurred by her in connection with Generex’s business.

•	The named executive will be included on any management slate of nominees submitted to Generex’s stockholders for election to the Board of Directors.
•	Standard employee confidentiality, non-competition and non-solicitation covenants will apply.
•	Each named executive is entitled to receive an annual base salary under the terms of her respective employment with Generex, which salary may not be reduced during the term of such employment.
•	Each named executive’s employment may be terminated:

(a)	By Generex for cause (without any additional payment to the named executive);
(b)	automatically upon expiration of the term;
(c)	automatically upon the named executive’s death or disability; or
(d)	By the named executive upon thirty days’ prior written notice if there is a:
(i)	a material change in duties (other than removal of the title of Chief Financial Officer and the duties associated therewith in the case of Ms. Perri),
(ii)	a material reduction in the named executive’s remuneration,
(iii)	a material breach of the terms of employment by Generex,
(iv)	a change of control of Generex, or
(v)	a sale of all or substantially all of the property and assets of Generex.

In the event of termination pursuant to clause (b) above as a result of Generex’s notice of non-renewal or pursuant to clause (d) above, Generex will pay the named executive an amount equal to the greater of:

(x)	an amount equal to five times the named executive’s base annual salary as of the date of termination, which amount will be payable in a lump sum on the date of termination, or

(y)
$5,000,000, $3,000,000 of which will be payable in a lump sum on the date of termination and $2,000,000 of which will be payable in stock issuable within three business days of the date of termination and valued at the 20-day volume weighted average price as of the close of business on the date of termination.

In addition, in such a termination event, the named executive will be entitled to participate in and receive benefits for a period of twelve months following termination and will have no duty to mitigate.

Terms of Employment for Mr. Fletcher

On March 17, 2003, our Board of Directors approved the terms and conditions of Mr. Fletcher’s employment, prior to his joining Generex on or about April 21, 2003. Pursuant to the terms of his employment, Mr. Fletcher holds the position of Executive Vice President and General Counsel. Subject to termination in accordance with the terms and conditions of his employment, Mr. Fletcher's term of service extends through March 16, 2008, which term has not been formally extended to date. Mr. Fletcher is entitled to receive annual base compensation and may receive additional cash bonuses at the discretion of the Board of Directors.

The terms of his employment provide that Mr. Fletcher will be bound by standard restrictive covenants prohibiting him from disclosing confidential information about Generex. Either party may give at least 12 months’ notice of non-renewal of the term; if such notice is not given, the term of employment will be indefinite.

Generex may terminate its obligations with respect to Mr. Fletcher’s employment as follows:
(i)	upon 30 days written notice;
(ii)	for “cause”;
(iii)	in the event of Mr. Fletcher’s disability;
(iv)	in the event of Mr. Fletcher’s death; or
(v)	in the event of Mr. Fletcher voluntarily resigning.

Mr. Fletcher may terminate his obligations upon 30 days written notice upon:

(a)	a material change in his duties,
(b)	a material reduction in compensation,
(c)	a material breach or default by Generex, or
(d)	a change in control of Generex which includes but is not limited to the replacement of Anna Gluskin as a director or Chief Executive Officer.

In the event that Mr. Fletcher terminates his employment voluntarily (and not under the circumstances described in (a), (b), (c) or (d) above) or Generex terminates his employment under the circumstances described in (ii), (iii), (iv) or (v) above, Mr. Fletcher will be entitled only to that portion of his base salary due and owing as of his last day worked, less any amounts owed to Generex. Under these circumstances, he will not be entitled to any bonus or incentive compensation.

If Generex terminates Mr. Fletcher’s employment under the circumstance described in (i) above (and not for cause, disability or death) or Mr. Fletcher gives notice of termination pursuant to (a), (b), (c) or (d) above, Mr. Fletcher will be entitled to receive a lump sum severance payment on the termination date in an amount equal to 18 months of base salary plus the average annual bonus paid to him during each fiscal year of the term of his employment and he will be entitled to participate in and receive benefits for 18 months after the termination date. Mr. Fletcher will have 90 days after the eighteenth month anniversary of the termination date to exercise vested options, and all unvested options that he holds will accelerate and fully vest on the termination date. He has no duty to mitigate his damages based on the termination of employment.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table provides information on the current holdings of stock option and stock awards by the named executives. This table includes unexercised and unvested option awards and unvested restricted stock awards as of July 31, 2009. Each equity grant is shown separately for each named executive. The market value of the shares set forth under the “Stock Awards” column was determined by multiplying the number of unvested shares by the closing price of our common stock on July 31, 2009, the last trading day of fiscal year 2009. The vesting schedule for each outstanding award is set forth in the footnotes to the table. We do not have any “equity incentive plans” as defined in Regulation S-K Item 402(a)(6)(iii); thus, the columns relating to equity incentive awards are not included in the table below.

	Option Awards								Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date		Number of Shares of Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Anna E. Gluskin, President and Chief Executive Officer	12-13-2004	250,000	(1)	0		$0.61	12-13-2009	*	-		-
	4-5-2005	819,672	(2)	0		$0.001	4-4-2010	*	-		-
	4-5-2005	301,032	(3)	0		$0.001	4-4-2010	*	-		-
	8-17-2007	-		-		-	-		25,000	(4)	$16,373
	5-27-2008	37,500	(5)	12,500	(5)	$0.96	5-26-2013		-		-
Rose C. Perri, Chief Operating Officer, Chief Financial Officer, Treasurer And Secretary	12-13-2004	250,000	(1)	0		$0.61	12-13-2009	*	-		-
	4-5-2005	409,836	(6)	0		$0.001	4-4-2010	*	-		-
	4-5-2005	166,916	(7)	0		$0.001	4-4-2010	*	-		-
	8-17-2007	-		-		-	-		21,875	(4)	$14,326
	5-27-2008	93,750	(5)	31,250	(5)	$0.96	5-26-2013		-		-
Mark E. Fletcher, Executive Vice President and General Counsel	12-13-2004	250,000	(1)	0		$0.61	12-13-2009	*
	4-5-2005	327,869	(8)	0		$0.001	4-4-2010	*	-		-
	4-5-2005	142,857	(9)	0		$0.001	4-4-2010	*	-		-
	8-17-2007	-		-		-	-		12,500	(4)	$8,186

(1)
These stock options were approved by the Board of Director on April 5, 2005 with an effective grant date of December 13, 2004. The exercise price per share is equal to the closing price of Generex common stock on December 13, 2004. These options were exercisable immediately upon their grant. The fair value of Generex common stock on April 5, 2005 was $0.56 per share.

(2)
These options were granted to Ms. Gluskin representing a bonus of $500,000 awarded to Ms. Gluskin on April 5, 2005. The number of shares awarded was calculated using the closing price of the common stock on The NASDAQ Capital Market on December 13, 2004 ($0.61 per share). The options were immediately exercisable on the date of grant. They were issued under the 2001 Plan. The fair value of Generex common stock on April 5, 2005 was $0.56 per share.

(3)
These options were issued to Ms. Gluskin on April 5, 2005 in satisfaction of retroactive salary adjustment as of August 1, 2004 and unpaid salary amounts accrued through March 31, 2005 ($168,578). The number of shares was calculated using the closing price of the common stock on the NASDAQ Capital Market on April 4, 2005 ($0.56 per share). The options were immediately exercisable on the date of grant and were issued under the 2001 Plan.

(4)
This shares of restricted stock were granted on August 17, 2007. The shares underlying the awards to Ms. Gluskin (200,000) and Ms. Perri (175,000) will vest as follows: 50% of the shares awarded vested on the grant date; 25% of the shares awarded vest on August 17, 2008; and 25% of the shares vested on August 17, 2009. The shares underlying the award to Mr. Fletcher will vest as follows: 125,000 of the shares awarded vested on the date of grant; 25,000 of the shares vested on August 17, 2008; and 25,000 of the shares vested on August 17, 2009.

(5)
These options were granted on May 27, 2008. The grants were made pursuant to the terms of our 2006 Stock Plan. The options vest as follows: 50% of the options are exercisable on the date of grant; 25% of the options become exercisable on the first anniversary of the date of grant, and the remaining 25% of the options become exercisable on the second anniversary of the date of grant.

(6)
These options were granted to Ms. Perri representing a bonus of $250,000 awarded to Ms. Perri on April 5, 2005. The number of shares awarded was calculated using the closing price of the common stock on The NASDAQ Capital Market on December 13, 2004 ($0.61 per share). The options were immediately exercisable on the date of grant. They were issued under the 2001 Plan.

(7)
These options were issued to Ms. Perri on April 5, 2005 in satisfaction of retroactive salary adjustment as of August 1, 2004 and unpaid salary amounts accrued through March 31, 2005 ($93,473). The number of shares was calculated using the closing price of the common stock on the NASDAQ Capital Market on April 4, 2005 ($0.56 per share). The options were immediately exercisable on the date of grant and were issued under the 2001 Plan.

(8)
These options were granted to Mr. Fletcher representing a bonus of $200,000 awarded to Mr. Fletcher on April 5, 2005. The number of shares awarded was calculated using the closing price of the common stock on The NASDAQ Capital Market on December 13, 2004 ($0.61 per share). The options were immediately exercisable on the date of grant. They were issued under the 2001 Plan. The fair value of Generex common stock on April 5, 2005 was $0.56 per share.

(9)
These options were issued to Mr. Fletcher on April 5, 2005 in satisfaction of retroactive salary adjustment as of August 1, 2004 and unpaid salary amounts accrued through March 31, 2005 ($80,000). The number of shares was calculated using the closing price of the common stock on the NASDAQ Capital Market on April 4, 2005 ($0.56 per share). The options were immediately exercisable on the date of grant and were issued under the 2001 Plan.

* On October 20, 2009, the Board of Directors of Generex unanimously approved the extension of the term of these options through October 26, 2014.

Nonqualified Deferred Compensation

On December 9, 2005, the Board of Directors approved a one-time recompense payment in the aggregate amount of $1,000,000 for each of Ms. Gluskin and Ms. Perri in recognition of Generex’s failure to remunerate each of Ms. Gluskin and Ms. Perri in each of the fiscal years ended July 31, 1998, 1999, 2000 and 2001 in a fair and reasonable manner commensurate with comparable industry standards and Ms. Gluskin and Ms. Perri’s duties, responsibilities and performance during such years. Such amounts were payable (i) in cash at such time or times and in such amounts as determined solely by Ms. Gluskin or Ms. Perri, as applicable, and/or (ii) in shares of Generex’s common stock at such time or such times as determined by Ms. Gluskin or Ms. Perri, as applicable, provided that the conversion price for any such shares was equal to the average closing price of Generex’s common stock ($0.95) on the NASDAQ Capital Market for the 20 successive trading days immediately preceding, but not including, December 9, 2005. No interest or other earnings are accrued on this deferred compensation.

We did not make any payment of this deferred compensation during fiscal 2008 or 2009.

At July 31, 2009, the dollar amounts of the total balance of Ms. Gluskin’s and Ms. Perri’s deferred compensation were as follows:

Name	Aggregate Balance at 2009 FYE
Anna Gluskin	$911,433.00
Rose C. Perri	$584,172.00

Other Benefit Plans

We have no defined benefit or actuarial pension plans.

CERTAIN TRANSACTIONS

Changes in Control

We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in the change in control of Generex.

Certain Relationships and Related Transactions

Generex has followed the scaled disclosure requirements set forth in Item 404 of Regulation S-K for smaller reporting companies and, thus, has not included disclosures related to review, approval or ratification of related person transactions.

Related Transactions

Prior to January 1, 1999, a portion of our general and administrative expenses resulted from transactions with affiliated persons, and a number of capital transactions also involved affiliated persons. Although these transactions were not the result of "arms-length" negotiations, we do not believe that this fact had a material impact on our results of operations or financial position. Prior to December 31, 1998, we classified certain payments to executive officers for compensation and expense reimbursements as "Research and Development - related party" and "General and Administrative - related party" because the executive officers received such payments through personal services corporations rather than directly. After December 31, 1998, these payments have been and will continue to be accounted for as though the payments were made directly to the officers, and not as a related party transaction. With the exception of our arrangement with our management company described below, we do not foresee a need for, and therefore do not anticipate, any related party transactions in the current fiscal year.

On May 3, 2001, we advanced $334,300 to each of three senior officers, who are also our stockholders, in exchange for promissory notes. These notes bore interest at 8.5% per annum and were payable in full on May 1, 2002. These notes were guaranteed by a related company owned by these officers and secured by a pledge of 2,500,000 shares of our common stock owned by this related company. On June 3, 2002, our Board of Directors extended the maturity date of the loans to October 1, 2002. The other terms and conditions of the loans and guaranty remained unchanged and in full force and effect. As of July 31, 2002, the balance outstanding on these notes, including accrued interest, was $1,114,084. Pursuant to a decision made by the Compensation Committee as of August 30, 2002, these loans were satisfied through the application of 592,716 shares of pledged stock, at a value of $1.90 per share, which represented the lowest closing price during the sixty days prior to August 30, 2002.

On December 9, 2005, our Board of Directors approved a one-time recompense payment in the aggregate amount of $1,000,000 for each of Ms. Gluskin, our Chairwoman, Chief Executive Officer and President, and Ms. Rose Perri, our Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary, in recognition of the company’s failure to remunerate each of Ms. Gluskin and Ms. Perri in each of the fiscal years ended July 31, 1998, 1999, 2000 and 2001 in a fair and reasonable manner commensurate with comparable industry standards and Ms. Gluskin’s and Ms. Perri’s duties, responsibilities and performance during such years. The payment of such amount to each of Ms. Gluskin and Ms. Perri will be made (a) in cash at such time or times and in such amounts as determined solely by Ms. Gluskin or Ms. Perri, as applicable, and/or (b) in shares of our common stock at such time or times as determined by Ms. Gluskin or Ms. Perri, as applicable, provided that the conversion price for any such shares shall be equal to the average closing price of our common stock on the NASDAQ Capital Market for the 20 successive trading days immediately preceding, but not including, December 9, 2005. The amounts were not paid as of July 31, 2009 with the exception of $415,742.30 that was used by Ms. Perri to repay Note Receivable, Due from Related Party. The amount was due from EBI, Inc., a shareholder of the Company that is controlled by the estate of the Company’s former Chairman of the Board, Mark Perri. The note was not interest bearing, unsecured and did not have any fixed terms of repayment. The note was extended to EBI, Inc. in May 1997.

Real Estate Transactions: On August 7, 2002, we purchased real estate with an aggregate purchase price of approximately $1.6 million from an unaffiliated party. In connection with that transaction, Angara Enterprises, Inc., a licensed real estate broker that is an affiliate of Ms. Gluskin received a commission from the proceeds of the sale to the seller in the amount of 3% of the purchase price, or $45,714. We believe that this is less than the aggregate commission which would have been payable if a commission had been negotiated with an unaffiliated broker on an arm's length basis.

On December 9, 2005, our Board of Directors approved the grant to Ms. Perri of a right of first refusal in respect of any sale, transfer, assignment or other disposition of either or both real properties municipally known as 1740 Sismet Road, Mississauga, Ontario and 98 Stafford Drive, Brampton, Ontario (collectively, the “Properties”). We granted Ms. Perri this right in recognition of the fair market value transfer to us during the fiscal year ended July 31, 1998 by Ms. Perri (or parties related to her) of the Properties.

We utilize a management company to manage all of our real properties. The property management company is owned by Ms. Perri, Ms. Gluskin and the estate of Mark Perri, our former Chairman of the Board. In the fiscal years ended July 31, 2009 and 2008, we paid the management company approximately $47,981 and $54,473, respectively, in management fees. We believe that the amounts paid to the management company approximate the rates that would be charged by a non-affiliated property management company.

Legal Fees. David Wires, a former director, is a partner of the firm Wires Jolley LLP. Wires Jolley represented us in various matters. During fiscal 2009 and 2008, we paid approximately $ 900 and $44,000, respectively, in fees to Wires Jolley.  We are not using the services of Wires Jolley at present and do not expect to pay legal fees to the firm in fiscal 2010.

Private Placement of Notes and Warrants. One of the institutional investors in the March 2008 private placement of the Notes and Series Warrants was Cranshire Capital, L.P.  Cranshire purchased Notes in the aggregate principal amount of $5,000,000 and received Series A Warrants initially exercisable for 1,273,058 shares of common stock, Series A-1 Warrants initially exercisable for 1,826,115 shares, Series B Warrants initially exercisable for 4,132,231 and Series C Warrants initially exercisable for 3,099,173.  As of July 31, 2009, the principal amount of the Notes held by Cranshire and accrued interest thereon was repaid in full.  On February 12, 2010, Cranshire jointly filed an amendment to Schedule 13G with Downsview Capital, Inc. and Mitchell P. Kopin reporting beneficial ownership of approximately 4.7% of our outstanding shares of common stock based on (1) 248,522,740 shares of common stock issued and outstanding on December 10, 2009, as disclosed in the Form 10-Q for the quarterly period ended October 31, 2009, filed by Generex on December 9, 2009, plus (2) 12,192,162 shares of common stock in the aggregate issuable upon conversion of the warrants held by Cranshire. A description of the March 2008 private placement and the notes and warrants and subsequent agreements with the holders of the notes and warrants is set forth under Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Financial Condition, Liquidity and Resources - Financing – 8% Secured Convertible Notes and Warrants in our Annual Report on Form 10-K filed with the SEC on October 14, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table on the following pages sets forth information regarding the beneficial ownership of the common stock by:

•	Our executive officers and directors;
•	All directors and executive officers as a group; and
•	Each person known to us to beneficially own more than five percent (5%) of our outstanding shares of common stock.

The information contained in these tables is as of May 3, 2010, except as indicated below. At that date, we had 261,913,017 shares of common stock outstanding.

A person is deemed to be a beneficial owner of shares if he has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options or warrants that are presently exercisable or that will become exercisable within sixty (60) days.

Except as otherwise indicated, the address of each person named in the table below is c/o Generex Biotechnology Corporation, 33 Harbour Square, Suite 202, Toronto, Canada M5J 2G2.

Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percent of Class

(i) Directors and Executive Officers

John P. Barratt (1)	459,047	*
Mark Fletcher (2)	1,086,803	*
Anna E. Gluskin (3)	2,767,164	1.0%

Name of Beneficial Owner	Number of Shares	Percent of Class

Rose C. Perri (4)	5,189,887	2.0%
Brian T. McGee (5)	389,047	*
Nola Masterson (6)	83,333	*
Officers and Directors as a group (6 persons)	10,177,981	4.0%

(ii) Other Beneficial Owners (and their addresses)
EBI, Inc. In Trust(7) c/o Miller & Simons First Floor, Butterfield Square P.O. Box 260 Providencials Turks and Caicos Islands British West Indies	1,441,496	* %

GHI, Inc. In Trust (8) c/o Miller & Simons First Floor, Butterfield Square P.O. Box 260 Providencials Turks and Caicos Islands British West Indies	1,907,334	* %

Cranshire Capital, L.P. (9) 3100 Dundee Road, Suite 703 Northbrook, Illinois 60062	12,331,859	4.7%

* Less than 1%.

(1)
Includes 70,000 shares, 70,000, 100,000 and 35,714 shares issuable upon exercise of stock options under the 2001 Plan the expiration dates of which were extended on October 26, 2009, 33,333 shares issuable upon exercise of stock options granted on March 8, 2010 under the 2006 Plan which are vested as of date of this proxy statement, and 150,000 shares of restricted stock awarded on May 30, 2006 under the 2006 Plan.

(2)
Includes 91,077 shares, 470,726 and 250,000 shares issuable upon exercise of stock options under the 2001 Plan the expiration dates of which were extended on October 26, 2009, 100,000 shares issuable upon exercise of stock options granted on March 8, 2010 under the 2006 Plan which are vested as of date of this proxy statement, and 175,000 shares of restricted stock granted in August 2007 under 2006 Stock Plan.

(3)
Includes 26,127 shares held by Ms. Gluskin, 953,667 shares owned of record by GHI, Inc. that are beneficially owned by Ms. Gluskin, 250,000 and 1,120,704 shares issuable upon exercise of stock options under the 2001 Plan the expiration dates of which were extended on October 26, 2009,,200,000 shares of restricted stock granted in August 2007 under 2006 Stock Plan, 37,500 shares issuable upon the exercise of options granted on May 27, 2008 under the 2006 Stock Plan, and 166,666 shares issuable upon exercise of stock options granted on March 8, 2010 under the 2006 Plan which are vested as of date of this proxy statement..

(4)
Includes 229,726  shares held by Ms. Perri, 953,667 shares owned of record by GHI, Inc. that are beneficially owned by Ms. Perri, 250,000 and 576,752 shares issuable upon exercise of stock options under the 2001 Plan the expiration dates of which were extended on October 26, 2009, 175,000 shares of restricted stock granted in August 2007 under 2006 Stock Plan, 93,750 shares issuable upon the exercise of options granted on May 27, 2008 under the 2006 Stock Plan and 133,333 shares issuable upon exercise of stock options granted on March 8, 2010 under the 2006 Plan which are vested as of date of this proxy statement.. Also includes the shares that are owned by the estate of Mr. Mark Perri, of which Ms. Perri is executor and beneficiary, but is not considered to beneficially own for some purposes: 45,914 shares previously owned of record by Mr. Mark Perri; 1,100,000 shares owned of record by EBI, Inc. (of which Mr. Mark Perri was beneficial owner); 305,332 shares held of record by brokerage accounts. Also includes 341,496 shares owned of record by EBI, Inc., which Ms. Perri may be deemed to beneficially own because of the power to vote the shares but which are beneficially owned by other stockholders because they are entitled to the economic benefits of the shares. Ms. Perri is also deemed to beneficially own an additional 953,667 shares owned of record by GHI, Inc. by holding the right to vote such shares. These shares are also beneficially owned by Ms. Gluskin.

(5)
Includes 100,000 shares, 70,000, 100,000 and 35,714 shares issuable upon exercise of stock options under the 2001 Plan the expiration dates of which were extended on October 26, 2009, 33,333 shares issuable upon exercise of stock options granted on March 8, 2010 under the 2006 Plan which are vested as of date of this proxy statement and 150,000 shares of restricted stock awarded on May 30, 2006 under the 2006 Plan.

(6)
Includes 50,000 shares of restricted common stock granted on August 17, 2007 under the 2006 Plan and 33,333 shares issuable upon exercise of stock options granted on March 8, 2010 under the 2006 Plan which are vested as of date of this proxy statement

(7)
All of these shares were previously beneficially owned by Mr. Mark Perri but are now deemed to be beneficially owned by Ms. Perri because she has the sole power to vote the shares. With respect to 1,100,000 of the shares owned of record by EBI, Inc., Ms. Perri also has investment power and otherwise is entitled to the economic benefits of ownership.

(8)
Ms. Gluskin and Ms. Perri each own beneficially 953,667 of the shares owned of record by GHI, Inc. by reason of their ownership of investment power and other economic benefits associated with such shares. The shares beneficially owned by Ms. Gluskin also are deemed to be beneficially owned by Ms. Perri because she has the sole power to vote the shares.

(9)
As reported in Amendment No. 2 to Schedule 13G filed with the SEC on February 12, 2010, Downsview Capital,  Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P.  (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire.  Mitchell P.  Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of any shares of common stock of Generex deemed to be beneficially owned by Cranshire.  The number of shares assumes that there has been no change in the number of shares beneficially owned from the number of shares reported as being beneficially owned in Amendment No. 2 to Schedule 13G.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that Generex's directors and executive officers, and any persons who own more than ten percent (10%) of Generex's common stock, file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Generex. Such persons are required by SEC regulations to furnish Generex with copies of all such reports that they file.  To the knowledge of Generex, based upon its review of these reports, all Section 16 reports required to be filed by its directors and executive officers during the fiscal year ended July 31, 2009 were filed on a timely basis.

OTHER INFORMATION

Annual Report

Copies of our Annual Report on Form 10-K for the fiscal year ended July 31, 2009 (without exhibits or documents incorporated by reference therein), are available without charge to stockholders upon written request to the Secretary of Generex at Generex Biotechnology Corporation, 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2, by calling 305-918-7000 or via the Internet at www.generex.com.

Stockholders are referred to the report for financial and other information about Generex, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

Stockholder Proposals for the Next Annual Meeting

Any proposals of stockholders intended to be presented at the 2011 annual meeting of stockholders must be received by Generex at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2, no later than February [  ], 2011 in order to be included in the proxy materials and form of proxy relating to such meeting.  It is suggested that stockholders submit any proposals by an internationally recognized overnight delivery service to the Secretary of Generex at its principal executive offices located at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2.  Such proposal must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy materials for such meeting.  The annual meeting for the fiscal year ended July 31, 2010 is tentatively scheduled to take place in July 2011.

For business to be properly brought before the 2011 annual meeting by a stockholder in a form other than a stockholder proposal requested to be included in Generex’s proxy materials, any stockholder who wishes to bring such business before the annual meeting of stockholders must give notice of such business in writing to the Secretary of Generex not less than 60 nor more than 90 days prior to the annual meeting.  In the event that less than 70 days notice or prior disclosure of the date of the meeting is given or made to stockholders, notice of such business to be timely must be received by the Secretary of Generex not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The stockholder's notice of such business must provide information about the stockholder proposing such business and the nature the business, as required by Generex's bylaws. A copy of these bylaw requirements will be provided upon request in writing to Mark Fletcher, Executive Vice President and General Counsel, at the principal offices of Generex.

If there should be any change in the foregoing submission deadlines, Generex intends to publicly disseminate information concerning the change.

Appendix A

FORM OF CERTIFICATE OF AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION
OF
GENEREX BIOTECHNOLOGY CORPORATION

Generex Biotechnology Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST:                  That, in accordance with Section 242 of the DGCL, the Board of Directors of Generex Biotechnology Corporation (the “Corporation”), by unanimous written consent filed with the minutes of the Board of Directors, duly adopted by resolution the amendment (the “Amendment”) to the Corporation’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) and directed that said Amendment be submitted to the stockholders of the Corporation for consideration.

SECOND:             That thereafter, the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon approved the Amendment at the annual meeting of the Corporation’s stockholders in accordance with Section 242 of the DGCL.

THIRD:                Effective upon the filing of this Certificate of Amendment with the Delaware Secretary of State, the Certificate of Incorporation is hereby amended by deleting Article FOURTH in its entirety and replacing it with the following:

“FOURTH: The aggregate number of shares of all classes of stock that this Corporation shall have the authority to issue after giving effect to the Reverse Stock Split (as defined herein) is 751,000,000 shares, consisting of (a) 750,000,000 shares of common stock, par value $.001 per share, and (b) 1,000,000 shares of preferred stock, par value $.001 per share.  The preferred stock may be issued in one or more series and may have preferences as to dividends and to liquidation of the Corporation.  The Board of Directors of the Corporation shall establish the specific rights, preferences, voting privileges and restrictions of such preferred stock or any series thereof.

“Upon the filing and effectiveness (the “Effective Time”) of this Certificate if Amendment to the Restated Certificate of Incorporation, each [number][1] shares of the Corporation’s common stock, issued and outstanding immediately prior to the Effective Time, shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of common stock without any further action by the Corporation or the holder thereof, subject to treatment of fractional share interests as described below (the “Reverse Stock Split”).  No certificates representing fractional shares shall be issued in connection with the Reverse Stock Split.  Stockholders who otherwise would be entitled to receive a fractional share of common stock shall be entitled to receive from the Corporation’s transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”) shall thereafter represent that number of shares of common Stock into which the shares of common stock represented by such Old Certificate shall have been combined, subject to the elimination of fractional share interests as set forth above.  Shares of common stock that were outstanding prior to the Effective Time and that are not outstanding after the Effective Time shall resume the status of authorized but unissued shares of common stock.”

FOURTH:            This Certificate of Amendment will be effective upon filing.

IN WITNESS WHEREOF, Generex Biotechnology Corporation has caused this Certificate of Amendment to the Restated Certificate of Amendment to be signed by Anna E. Gluskin, its Chief Executive Officer, this      day of                     , 2010.

GENEREX BIOTECHNOLOGY CORPORATION

By:
Anna E. Gluskin Chief Executive Officer

1 The ratio for the reverse stock split will selected by our Board of Directors within the range approved by our stockholders.

A-1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Generex Biotechnology Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Generex Biotechnology Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M15688-P83017 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GENEREX BIOTECHNOLOGY CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

Vote on Directors

	For All	Withhold All	For All Except
1. ELECTION OF DIRECTORS	O	O	O

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) John P. Barratt
02) Brian T. McGee
03) Anna E. Gluskin
04) Nola E. Masterson
05) Rose C. Perri

Vote on Proposals

		For	Against	Abstain
2.	Proposal approve an amendment to Generex's Restated Certificate of Incorporation (i) to effect a reverse stock split of the common stock, at an exchange ratio of not less than 1-for-3 and not more than 1-for 10 at any time prior to July 27, 2011 (the ratio and timing of which will be subject to the discretion of the Board of Directors), and (ii) following the reverse stock split, to maintain the authorized shares of common stock at 750,000,000.	O	O	O
3.	Proposal to ratify the appointment of MSCM LLP as independent public accountants for the fiscal year ending July 31, 2010.	O	O	O
4.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.	O	O	O

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR Items 1, 2 and 3.** If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M15669-P63017

Generex BIOTECHNOLOGY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
July 28, 2010

The stockholder(s) hereby appoint(s) Anna E. Gluskin, Rose C. Perri and Mark Fletcher, or one of them, as proxies, each with the power to appoint his/her substitute(s), and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Generex Biotechnology Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. (local time), on Wednesday, July 28, 2010, at the Terrence Donnelly Centre for Cellular and Biomolecular Research, University of Toronto, 160 College Street, Toronto, Ontario, Canada M5S 3E1, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE